THE PNC FINANCIAL SERVICES GROUP, INC. 2016 INCENTIVE AWARD PLAN * * * RESTRICTED SHARE UNITS AWARD AGREEMENT This Agreement sets forth the terms and conditions of your restricted share unit award made pursuant to The PNC Financial Services Group, Inc. 2016 Incentive Award Plan and any sub-plans thereto (this “Agreement”). Appendix A to this Agreement sets forth additional terms and conditions of the Award, including restrictive covenant provisions. Appendix B to this Agreement sets forth certain definitions applicable to this Agreement generally. Appendix C to this Agreement sets forth the risk performance-based vesting conditions applicable to the Award and certain related definitions. Capitalized terms not otherwise defined in the body of this Agreement have the meaning ascribed to such terms in the Plan or Appendices A, B or C. The Corporation and the Grantee named below (referenced in this Agreement as “you” or “your”) agree as follows: Subject to your timely acceptance of this Agreement (as described in Section A below), the Corporation grants to you the Award set forth below, subject to the terms and conditions of the Plan and this Agreement. A. GRANT AND ACCEPTANCE OF RSUs GRANTEE [Name] GRANT DATE [Date] AWARD [# Shares] Restricted share units (“RSUs”), each representing a right to receive one Share, and related Dividend Equivalents award, payable in cash. AWARD ACCEPTANCE; AWARD EFFECTIVE DATE You must accept this Award by delivering an executed unaltered copy of this Agreement to the Corporation within 30 days of your receipt of this Agreement. Upon such execution and delivery of this Agreement by both you and the Corporation, this Agreement is effective as of the Grant Date (the “Award Effective Date”). If you do not properly accept this Award, the Corporation may, in its sole discretion, cancel the Award at any time thereafter. Exhibit 10.36

-2- B. VESTING REQUIREMENTS B.1 An Award becomes vested only upon satisfaction of both the service-based vesting requirements and the risk performance-based vesting requirements set forth below. SERVICE-BASED VESTING REQUIREMENTS The Award is divided into three approximately equal portions that will satisfy the service-based vesting requirements ratably over three years (each portion, a “Tranche”) on three “Scheduled Vesting Dates”, as follows: • the service-based vesting requirement for the first Tranche will be satisfied on the 1st anniversary of the Grant Date, • the service-based vesting requirement for the second Tranche will be satisfied on the 2nd anniversary of the Grant Date, and • the service-based vesting requirement for the third Tranche will be satisfied on the 3rd anniversary of the Grant Date; in each case, provided you remain continuously employed by PNC through and including the applicable Scheduled Vesting Date (or such earlier date as prescribed by Section B.2 below). RISK PERFORMANCE- BASED VESTING REQUIREMENTS Provided the service-based vesting requirements have been met, each Tranche will vest on the applicable Scheduled Vesting Date upon satisfaction of the risk performance metric applicable to that Tranche, as set forth in Appendix C to this Agreement. B.2 EFFECT OF TERMINATION OF EMPLOYMENT PRIOR TO SCHEDULED VESTING DATE(S) ON VESTING REQUIREMENTS RETIREMENT Notwithstanding anything to the contrary in this Agreement, if your employment with PNC is terminated due to your Retirement, and not for Cause, then the service-based vesting requirements of the Award will be satisfied as of your Termination Date, but the Award will not vest and become payable until the Scheduled Vesting Date(s), subject to satisfaction of the risk

-3- performance-based vesting requirements and your continued compliance with the terms and conditions of this Agreement. DISABILITY Notwithstanding anything to the contrary in this Agreement, if your employment with PNC is terminated by PNC due to your Disability, and not for Cause, then the service-based vesting requirements of the Award will be satisfied as of your Termination Date, but the Award will not vest and become payable until the Scheduled Vesting Date(s), subject to satisfaction of the risk performance-based vesting requirements and your continued compliance with the terms and conditions of this Agreement. DEATH Notwithstanding anything to the contrary in this Agreement, if your employment with PNC ceases by reason of your death, or if you die after a termination of employment with PNC due to Disability or Retirement or by reason of an Anticipatory Termination, but prior to a Change of Control or any Scheduled Vesting Date(s), then the service-based requirements of the Award will be satisfied as of your date of death, and the risk performance-based vesting requirements will be satisfied as further described in Appendix C. ANTICIPATORY TERMINATION Notwithstanding anything to the contrary in this Agreement, if your termination of employment with PNC is an Anticipatory Termination, then the service-based vesting requirements of the Award will be satisfied as of the Termination Date, but the Award will not vest and become payable until the Scheduled Vesting Date(s), subject to satisfaction of the risk performance-based vesting requirements and your continued compliance with the terms of this Agreement. TERMINATION FOLLOWING A CHANGE OF CONTROL Notwithstanding anything to the contrary in this Agreement, if you have been continuously employed by PNC, including any successor entity, through the date of a Change of Control, and your employment with PNC is terminated following such Change of Control but prior to a Scheduled Vesting Date(s), either (a) by PNC other than for Misconduct or (b) by you for Good Reason (a

-4- “Qualifying Termination”), then the service-based requirements of the Award will be satisfied as of your Termination Date, and the risk performance- based vesting requirements will be satisfied with respect to any outstanding Tranches as described in Appendix C. For the avoidance of doubt, upon the occurrence of a Change of Control, the Award will not become vested until the service-based vesting requirements are satisfied, either on the Scheduled Vesting Dates as set forth in Section B.1. or as a result of your Retirement, your termination of employment by reason of death, Disability or an Anticipatory Termination or the occurrence of a Qualifying Termination. C. FORFEITURE C.1 FORFEITURE UPON FAILURE TO MEET VESTING REQUIREMENTS Except as otherwise provided in Section B.2 above, if you cease to be an employee of PNC prior to an applicable Scheduled Vesting Date and the satisfaction of the risk performance-based vesting requirements, you will not have satisfied the vesting requirements and the outstanding portion of the Award will be automatically forfeited and cancelled as of your Termination Date. C.2 FORFEITURE IN CONNECTION WITH DETRIMENTAL CONDUCT At any time prior to a Scheduled Vesting Date, to the extent that PNC (acting through a PNC Designated Person) determines in its sole discretion (a) that you have engaged in Detrimental Conduct and (b) to forfeit and cancel all or a specified portion of the outstanding Award as a result of such determination, then such portion will be forfeited and cancelled effective as of the date of such determination. Upon such determination, neither you nor your successors, heirs, assigns or legal representatives will have any further rights or interest in the Award under this Agreement.

-5- D. DIVIDEND EQUIVALENTS D.1 GENERALLY As of the Award Effective Date, you will be entitled to earn accrued cash Dividend Equivalents on the final number of vested RSUs for each Tranche, in an amount equal to the cash dividends that would have been paid (without interest or reinvestment) between the Grant Date and the Scheduled Vesting Date for that Tranche (or such earlier date in the event of your death or a Change of Control), as though you were the record holder of such RSUs, and such RSUs had been issued and outstanding shares on the Grant Date through the Scheduled Vesting Date for that Tranche (or such earlier date in the event of your death or a Change of Control). D.2 ACCRUED DIVIDEND EQUIVALENT PAYMENTS (a) Generally. Accrued Dividend Equivalents will vest and be paid out in cash, less the payment of any applicable withholding taxes pursuant to Section 6 of Appendix A, if and when the applicable Tranche vests and pays out (at which point such Dividend Equivalents will terminate). Dividend Equivalents are subject to the same vesting requirements and payout size adjustments as the Tranche to which they relate. If the RSUs to which such Dividend Equivalents relate are forfeited and cancelled, such related Dividend Equivalents will also be forfeited and cancelled without payment of any consideration by PNC. (b) Payment Upon a Change of Control. Accrual of Dividend Equivalents will cease as of the Change of Control. Upon a Change of Control, Dividend Equivalents accrued (without reinvestment or interest) between the Grant Date and the Change of Control will vest and be paid out in cash, less the payment of any applicable withholding taxes pursuant to Section 6 of Appendix A, if and when the applicable Tranche vests and pays out, as if you were the record holder of the number of Shares equal to the number of vested RSUs underlying such Tranche from the Grant Date through the date of the Change of Control.

-6- E. PAYMENT OF THE AWARD E.1 PAYMENT TIMING Except as otherwise provided below, vested RSUs that remain outstanding will be settled as soon as practicable following (i) the applicable Scheduled Vesting Date (but no later than March 15th following the year the applicable Scheduled Vesting Date occurs), or (ii) your date of death, if your date of death is prior to the last Scheduled Vesting Date (but no later than December 31st of the year following the year of your death). E.2 FORM OF PAYMENT; AMOUNT (a) Payment Generally. Except as provided in subsection (b) below, vested RSUs will be settled at the time set forth in this Section E.1 by delivery to you of that number of whole Shares equal to the number of RSUs less the payment of any applicable withholding taxes pursuant to Section 6 of Appendix A. (b) Payment On or After a Change of Control. Upon vesting on or after a Change of Control, vested RSUs will be settled at the time set forth in Section E.1 by payment to you of cash in an amount equal to that number of whole Shares equal to the number of vested RSUs, multiplied by the then current Fair Market Value of a share of Common Stock on the date of the Change of Control (subject to any applicable adjustment pursuant to Section 2 of Appendix A), less the payment of any applicable withholding taxes pursuant to Section 6 of Appendix A. Related accrued Dividend Equivalent payments will be paid to you in cash as described in Section D.2(b). No interest will be paid with respect to any such payments made pursuant to this Section E. F. RESTRICTIVE COVENANTS Upon your acceptance of this Award, you shall become subject to the restrictive covenant provisions set forth in Section 1 of Appendix A. G. CLAWBACK The Award, and any right to receive and retain any Shares (if applicable), cash or other value pursuant to the Award, is subject to rescission, cancellation or recoupment, in whole or in part, if and to the

-7- extent so provided under the Corporation’s Incentive Compensation Adjustment and Clawback Policy, as in effect from time to time with respect to the Award, or any other applicable clawback, adjustment or similar policy in effect on or established after the Grant Date and to any clawback or recoupment that may be required by applicable law or regulation. By accepting this Award, you agree that you are obligated to provide all assistance necessary to the Corporation to recover or recoup the Shares, cash or other value pursuant to the Award which are subject to recovery or recoupment pursuant to applicable law, government regulation, stock exchange listing requirement or PNC policy. Such assistance shall include completing any documentation necessary to recover or recoup the Shares, cash or other value pursuant to the Award from any accounts you maintain with PNC or any pending or future compensation. A copy of the Incentive Compensation Adjustment and Clawback Policy is included in the materials distributed to you with this Agreement.

--1-- THE PNC FINANCIAL SERVICES GROUP, INC. 2016 INCENTIVE AWARD PLAN RESTRICTED SHARE UNITS AWARD AGREEMENT APPENDIX A ADDITIONAL PROVISIONS 1. Restrictive Covenants. You and PNC acknowledge and agree that you have received adequate consideration with respect to enforcement of the provisions of this Section 1 by virtue of accepting this Award (regardless of whether the Award or any portion thereof is ultimately settled and paid to you); that such provisions are reasonable and properly required for the adequate protection of the business of PNC and its subsidiaries; and that enforcement of such provisions will not prevent you from earning a living. (a) Non-Solicitation; No-Hire. You agree to comply with the provisions of this Section 1(a) during the period of your employment with PNC and the 12-month period following your Termination Date, regardless of the reason for such termination of employment, as follows: i. Non-Solicitation. You will not, directly or indirectly, either for your own benefit or purpose or for the benefit or purpose of any Person other than PNC, solicit, call on, do business with, or actively interfere with PNC’s relationship with, or attempt to divert or entice away, any Person that you should reasonably know (A) is a customer of PNC for which PNC provides any services as of your Termination Date, or (B) was a customer of PNC for which PNC provided any services at any time during the 12 months preceding your Termination Date, or (C) was, as of your Termination Date, considering retention of PNC to provide any services. ii. No-Hire. You will not, directly or indirectly, either for your own benefit or purpose or for the benefit or purpose of any Person other than PNC, employ or offer to employ, call on, or actively interfere with PNC’s relationship with, or attempt to divert or entice away, any employee of PNC. You also will not assist any other Person in such activities. Notwithstanding Section 1(a)(i) and Section 1(a)(ii) above, if your termination of employment with PNC is an Anticipatory Termination, then commencing immediately after your Termination Date, the provisions of Section 1(a)(i) and Section 1(a)(ii) will no longer apply and will be replaced with the following provision: “No-Hire. You agree that you will not, for a period of one year

-- 2 -- after your Termination Date, employ or offer to employ, solicit, actively interfere with PNC’s or any PNC affiliate’s relationship with, or attempt to divert or entice away, any officer of PNC or any affiliate of PNC.” (b) Confidentiality. During your employment with PNC and thereafter regardless of the reason for termination of such employment, you will not disclose or use in any way any confidential business or technical information or trade secret acquired in the course of such employment, all of which is the exclusive and valuable property of PNC whether or not conceived of or prepared by you, other than (i) information generally known in PNC’s industry or acquired from public sources, (ii) as required in the course of employment by PNC, (iii) as required by any court, supervisory authority, administrative agency or applicable law, or (iv) with the prior written consent of PNC. Nothing in this Agreement, including this Section 1(b), is intended to limit you from reporting possible violations of law or regulation to any governmental entity or any self-regulatory organization or making other disclosures that are protected under the whistleblower provisions of federal, state or local law or regulation. You further understand and agree that you are not required to contact or receive consent from PNC before engaging in such communications with any such authorities. (c) Ownership of Inventions. You will promptly and fully disclose to PNC any and all inventions, discoveries, improvements, ideas or other works of inventorship or authorship, whether or not patentable, that have been or will be conceived and/or reduced to practice by you during the term of your employment with PNC, whether alone or with others, and that are (i) related directly or indirectly to the business or activities of PNC or (ii) developed with the use of any time, material, facilities or other resources of PNC (“Developments”). You agree to assign and hereby do assign to PNC or its designee all of your right, title and interest, including copyrights and patent rights, in and to all Developments. You will perform all actions and execute all instruments that PNC or any subsidiary will deem necessary to protect or record PNC’s or its designee’s interests in the Developments. The obligations of this Section 1(c) will be performed by you without further compensation and will continue beyond your Termination Date. (d) Enforcement Provisions. You understand and agree to the following provisions regarding enforcement of Section 1 of this Agreement: i. Equitable Remedies. A breach of the provisions of Sections 1(a) – 1(c) will cause PNC irreparable harm, and PNC will therefore be entitled to seek issuance of immediate, as well as permanent, injunctive relief restraining you, and each and every person and entity acting in concert or participating with you, from initiation and/or continuation of such breach. ii. Tolling Period. If it becomes necessary or desirable for PNC to seek compliance with the provisions of Section 1(a) by legal proceedings, the period during which you will comply with said provisions will extend for a period of 12 months from the date PNC institutes legal proceedings for injunctive or other relief.

-- 3 -- iii. Reform. If any of Sections 1(a) – 1(c) are determined by a court of competent jurisdiction to be unenforceable because unreasonable either as to length of time or area to which the restriction applies, it is the intent of both parties that the court reduce and reform the restriction so as to apply the greatest limitations considered enforceable by the court. iv. Waiver of Jury Trial. Each of you and PNC hereby waives any right to trial by jury with regard to any suit, action or proceeding under or in connection with any of Sections 1(a) – 1(c). v. Application of Defend Trade Secrets Act. Regardless of any other provision in this Agreement, you may be entitled to immunity and protection from retaliation under the Defend Trade Secrets Act of 2016 for disclosing trade secrets under certain limited circumstances, as set forth in PNC’s Defend Trade Secrets Act policy. The policy is available for viewing on PNC’s intranet under the “PNC Ethics” page. 2. Capital Adjustments upon a Change of Control. Upon the occurrence of a Change of Control, (a) the number, class and kind of RSUs then outstanding under the Award will automatically be adjusted to reflect the same changes as are made to outstanding shares of Common Stock generally, (b) the value per share unit of any share- denominated award amount will be measured by reference to the per share value of the consideration payable to a holder of Common Stock in connection with such Corporate Transaction or Transactions if applicable, and (c) with respect to stock-payable RSUs only, if the effect of the Corporate Transaction or Transactions on a holder of Common Stock is to convert that shareholder’s holdings into consideration that does not consist solely (other than as to a minimal amount) of shares of Common Stock, then the entire value of any payment to be made to you will be made solely in cash at the applicable time specified in this Agreement. 3. Fractional Shares. No fractional Shares will be delivered to you. If the outstanding vested RSUs being settled in Shares include a fractional interest, such fractional interest will be eliminated by rounding down to the nearest whole share unit. 4. No Rights as a Shareholder. You will have no rights as a shareholder of the Corporation by virtue of this Award unless and until Shares are issued and delivered in settlement of the Award pursuant to and in accordance with this Agreement. 5. Transfer Restrictions. (a) The Award may not be sold, assigned, transferred, exchanged, pledged, or otherwise alienated or hypothecated. (b) If you are deceased at the time any outstanding vested RSUs are settled and paid out in accordance with the terms of this Agreement, such delivery of Shares, cash payment or other payment (as applicable) shall be made to the executor or administrator of your estate or to your other legal representative or, as permitted under

-- 4 -- the election procedures of the Plan’s third-party administrator, to your designated beneficiary, in each case, as determined in good faith by the Corporation. Any delivery of Shares, cash payment or other payment made in good faith by the Corporation to your executor, other legal representative or permissible designated beneficiary, or retained by the Corporation for taxes pursuant to Section 6 of this Appendix A, shall extinguish all right to payment hereunder. 6. Withholding Taxes. (a) You shall be solely responsible for any applicable taxes (including, without limitation, income and excise taxes), penalties and interest that you incur in connection hereunder. The Corporation will, at the time any withholding tax obligation arises in connection herewith, retain an amount sufficient to satisfy the minimum amount of taxes then required to be withheld by PNC in connection therewith from amounts then payable hereunder to you. (b) If any such withholding is required prior to the time amounts are payable to you hereunder or if such amounts are not sufficient to satisfy such obligation in full, the withholding will be taken from other compensation then payable to you or as otherwise determined by PNC. (c) The Corporation will withhold cash from any amounts then payable to you hereunder that are settled in cash. Unless the Committee or PNC Designated Person determines otherwise, with respect to stock-payable RSUs only, the Corporation will retain whole Shares from any amounts then payable to you hereunder (or pursuant to any other RSUs previously awarded to you under the Plan) in the form of Shares. For purposes of this Section 6(c), Shares retained to satisfy applicable withholding tax requirements will be valued at their Fair Market Value on the date the tax withholding obligation arises (as such date is determined by the Corporation). 7. Employment. Neither the granting of the Award nor any payment with respect to such Award authorized hereunder nor any term or provision of this Agreement shall constitute or be evidence of any understanding, expressed or implied, on the part of PNC to employ you for any period or in any way alter your status as an employee at will. 8. Miscellaneous. (a) Subject to the Plan and Interpretations. In all respects the Award and this Agreement are subject to the terms and conditions of the Plan, which has been made available to you and is incorporated herein by reference. The terms of the Plan will not be considered an enlargement of any benefits under this Agreement. If the Plan and this Agreement conflict, the provisions of the Plan will govern. Interpretations of the Plan and this Agreement by the Committee are binding on you and PNC. (b) Governing Law and Jurisdiction. This Agreement is governed by and construed under the laws of the Commonwealth of Pennsylvania, without reference to its conflict of laws provisions. Any dispute or claim arising out of or relating to this

-- 5 -- Agreement or claim of breach hereof will be brought exclusively in the Federal court for the Western District of Pennsylvania or in the Court of Common Pleas of Allegheny County, Pennsylvania. By execution of this Agreement, you and PNC hereby consent to the exclusive jurisdiction of such courts, and waive any right to challenge jurisdiction or venue in such courts with regard to any suit, action, or proceeding under or in connection with this Agreement. (c) Headings; Entire Agreement. Headings used in this Agreement are provided for reference and convenience only, are not considered part of this Agreement, and will not be employed in the construction of this Agreement. This Agreement, including any appendices or exhibits attached hereto, constitutes the entire agreement between you and PNC with respect to the subject matters addressed herein, and supersedes all other discussions, negotiations, correspondence, representations, understandings and agreements between the parties concerning the subject matters hereof. (d) Modification. Modifications or adjustments to the terms of this Agreement may be made by the Corporation as permitted in accordance with the Plan or as provided for in this Agreement. No other modification of the terms of this Agreement will be effective unless embodied in a separate, subsequent writing signed by you and by an authorized representative of the Corporation. (e) No Waiver. Failure of PNC to demand strict compliance with any of the terms, covenants or conditions of this Agreement will not be deemed a waiver of such term, covenant or condition, nor will any waiver or relinquishment of any such term, covenant or condition on any occasion or on multiple occasions be deemed a waiver or relinquishment of such term, covenant or condition. (f) Severability. The restrictions and obligations imposed by this Agreement are separate and severable, and it is the intent of both parties that if any restriction or obligation imposed by any of these provisions is deemed by a court of competent jurisdiction to be void for any reason whatsoever, the remaining provisions, restrictions and obligations will remain valid and binding upon you. (g) Applicable Laws. Notwithstanding anything in this Agreement, PNC will not be required to comply with any term, covenant or condition of this Agreement if and to the extent prohibited by law, including but not limited to Federal banking and securities regulations, or as otherwise directed by one or more regulatory agencies having jurisdiction over PNC. (h) Compliance with Section 409A of the Internal Revenue Code. It is the intention of the parties that the Award and this Agreement comply with the provisions of Section 409A of the Internal Revenue Code to the extent, if any, that such provisions are applicable. This Agreement will be administered in a manner consistent with this intent, including as set forth in Section 20 of the Plan. If the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury

-- 6 -- Regulations), your right to the series of installment payments will be treated as a right to a series of separate payments and not as a right to a single payment. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

-i- THE PNC FINANCIAL SERVICES GROUP, INC. 2016 INCENTIVE AWARD PLAN RESTRICTED SHARE UNITS AWARD AGREEMENT APPENDIX B DEFINITIONS Certain Definitions. Except as otherwise provided, the following definitions apply for purposes of this Agreement. “Anticipatory Termination” means a termination of employment where PNC terminates your employment with PNC (other than for Misconduct or Disability) prior to the date on which a Change of Control occurs, and you reasonably demonstrated that such termination of employment (i) was at the request of a third party that has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or in anticipation of a Change of Control. “Award Effective Date” has the meaning set forth in Section A of this Agreement. “Change of Control” means: (a) Any Person becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (x) the then- outstanding shares of Common Stock (the “Outstanding PNC Common Stock”) or (y) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding PNC Voting Securities”). The following acquisitions will not constitute a Change of Control for purposes of this definition: (1) any acquisition directly from the Corporation, (2) any acquisition by the Corporation, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any company controlled by, controlling or under common control with the Corporation (an “Affiliated Company”), (4) any acquisition pursuant to an Excluded Combination (as defined below) or (5) an acquisition of beneficial ownership representing between 20% and 40%, inclusive, of the Outstanding PNC Voting Securities or Outstanding PNC Common Stock if the Incumbent Board (as defined below) as of immediately prior to any such acquisition approves such acquisition either prior to or immediately after its occurrence; (b) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied). For purposes of this definition, any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the shareholders of the Corporation, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board will be considered as though such individual was a member of the Incumbent Board, but

-ii- excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; (c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Corporation or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its subsidiaries (each, a “Business Combination”). A transaction otherwise meeting the definition of Business Combination will not be treated as a Change of Control if following completion of the transaction all or substantially all of the beneficial owners of the Outstanding PNC Common Stock and the Outstanding PNC Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of Common Stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding PNC Common Stock and the Outstanding PNC Voting Securities, as the case may be (such a Business Combination, an “Excluded Combination”); or (d) Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation. “Competitive Activity” means any participation in, employment by, ownership of any equity interest exceeding one percent in, or promotion or organization of, any Person other than PNC (1) engaged in business activities similar to some or all of the business activities of PNC during your employment or (2) engaged in business activities that you know PNC intends to enter within the next 12 months (or, if after your Termination Date, within the first 12 months after your Termination Date), in either case whether you are acting as agent, consultant, independent contractor, employee, officer, director, investor, partner, shareholder, proprietor or in any other individual or representative capacity therein. For purposes of Competitive Activity as defined herein (and as such similar term is defined in any equity-based award agreement held by you), the term “subsidiary” will not include any company in which PNC holds an interest pursuant to its merchant banking authority. “Detrimental Conduct” means: (a) You have engaged in, without the prior written consent of PNC (with consent to be given or withheld at PNC’s sole discretion), in any Competitive Activity in

-iii- the Restricted Territory at any time during the period of your employment with PNC and the 12-month period following your Termination Date; (b) any act of fraud, misappropriation, or embezzlement by you against PNC or one of its subsidiaries or any client or customer of PNC or one of its subsidiaries; or (c) you are convicted (including a plea of guilty or of nolo contendere) of, or you enter into a pre-trial disposition with respect to, the commission of a felony that relates to or arises out of your employment or other service relationship with PNC. You will be deemed to have engaged in Detrimental Conduct for purposes of this Agreement only if and when the Committee or other PNC Designated Person determines that you have engaged in conduct described in clause (a) or clause (b) above or that an event described in clause (c) above has occurred with respect to you. Detrimental Conduct will not apply to conduct by or activities of successors to the Award by will or the laws of descent and distribution in the event of your death. No determination that you have engaged in Detrimental Conduct may be made (x) on or after your Termination Date if your termination of employment was an Anticipatory Termination or (y) between the time PNC enters into an agreement providing for a Change of Control and the time such agreement either terminates or results in a Change of Control. “Good Reason” means the definition of Good Reason contained in the Change of Control Employment Agreement between you and PNC or any substitute employment agreement entered into between you and PNC then in effect or, if none, the occurrence of any of the following events without your consent: (a) the assignment of any duties to you inconsistent in any material respect with your position (including status, offices, titles and reporting requirements), or any other material diminution in such position, authority, duties or responsibilities; (b) any material reduction in your rate of base salary or the amount of your annual bonus opportunity (or, if less, the bonus opportunity established for PNC’s similarly situated employees for any year), or a material reduction in the level of any other employee benefits for which you are eligible receive below those offered to PNC’s similarly situated employees; (c) PNC’s requiring you to be based at any office or location outside of a fifty (50)-mile radius from the office where you were employed on the Grant Date; (d) any action or inaction that constitutes a material breach by PNC of any agreement entered into between you and PNC; or (e) the failure by PNC to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business

-iv- and/or assets of PNC to assume expressly and agree to perform this Agreement in the same manner and to the same extent that PNC would be required to perform it if no such succession had taken place. Notwithstanding the foregoing, none of the events described above shall constitute Good Reason unless and until (i) you first notify PNC in writing describing in reasonable detail the condition which constitutes Good Reason within 90 days of its initial occurrence, (ii) PNC fails to cure such condition within 30 days after receipt of such written notice, and (iii) you terminate employment within two years of its initial occurrence. Your mental or physical incapacity following the occurrence of an event described above in clauses (a) through (e) shall not affect your ability to terminate employment for Good Reason, and your death following delivery of a notice of termination for Good Reason shall not affect your estate’s entitlement to severance payments benefits provided hereunder upon a termination of employment for Good Reason. “Misconduct” means, as it relates to an Anticipatory Termination or following a Change of Control, (a) your willful and continued failure to substantially perform your duties with PNC (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to you by the Board or the CEO that specifically identifies the manner in which the Board or the CEO believes that you have not substantially performed your duties; or (b) your willful engagement in illegal conduct or gross misconduct that is materially and demonstrably injurious to PNC or any of its subsidiaries. For purposes of clauses (a) and (b), no act or failure to act, on your part, shall be considered willful unless it is done, or omitted to be done, by you in bad faith and without reasonable belief that your action or omission was in the best interests of PNC. Any act, or failure to act, based upon the instructions or prior approval of the Board, the CEO or your superior or based upon the advice of counsel for PNC, will be conclusively presumed to be done, or omitted to be done, by you in good faith and in the best interests of PNC. Your cessation of employment will be deemed to be a termination of your employment with PNC for Misconduct only if and when there shall have been delivered to you, as part of the notice of your termination, a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board, at a Board meeting called and held for the purpose of considering such termination, finding on the basis of clear and convincing evidence that, in the good faith opinion of the Board, you are guilty of conduct described in clause (a) or clause (b) above and, in either case, specifying the particulars thereof in detail. Such resolution shall be adopted only after (i) reasonable notice of such Board meeting is provided to you, together with written notice that PNC believes that you are guilty of conduct described in clause (a) or clause (b) above and, in either case, specifying the particulars thereof in detail, and (ii) you are given an opportunity, together with counsel, to be heard before the Board.

-v- “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act. “PNC Designated Person” means (a) the Committee or its delegate if you are (or were when you ceased to be an employee of PNC) either a Group 1 covered employee (Corporate Executive Group member) including any equivalent successor classification or subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to PNC securities (or both); or (b) the Committee, the CEO, or the Chief Human Resources Officer of PNC, or any other individual or group as may be designated by one of the foregoing to act as PNC Designated Person for purposes of this Agreement. “Qualifying Termination” has the meaning set forth in Section B of this Agreement. “Restricted Territory” means (a) if you are employed by (or, if you are not an employee, providing the majority of your services to) PNC in the United States or Canada as of the Termination Date, the United States and Canada, (b) if you are employed by (or, if you are not an employee, providing the majority of your services to) PNC in the United Kingdom as of the Termination Date, the United Kingdom or (c) if you are employed by (or, if you are not an employee, providing the majority of your services to) PNC in Germany as of the Termination Date, Germany or the United Kingdom. “Retirement” means your termination of employment with PNC at any time for any reason (other than termination of employment by reason of your death, by PNC for Cause or by reason of termination of employment in connection with a divestiture of assets or a divestiture of one or more subsidiaries of PNC if the Committee or the CEO or his or her designee so determines prior to such divestiture) on or after the first date on which you have both attained at least age 55 and completed five years of service, where a year of service is determined in the same manner as the determination of a year of vesting service calculated under the provisions of The PNC Financial Services Group, Inc. Pension Plan. “Termination Date” means the last day of your employment with PNC. If you are employed by a Subsidiary that ceases to be a Subsidiary or ceases to be a consolidated subsidiary of the Corporation under U.S. generally accepted accounting principles and you do not continue to be employed by or otherwise have a Service Relationship with PNC, then for purposes of this Agreement, your employment with PNC terminates effective at the time this occurs.

-1- THE PNC FINANCIAL SERVICES GROUP, INC. 2016 INCENTIVE AWARD PLAN RESTRICTED SHARE UNITS AWARD AGREEMENT APPENDIX C RISK PERFORMANCE-BASED VESTING CONDITIONS The following table sets forth the risk performance-based vesting conditions of the Award: 1. Generally The Award is divided into three Tranches, with the first Tranche relating to the 2021 performance year, the second Tranche relating to the 2022 performance year, and the third tranche relating to the 2023 performance year (each such year, a “Performance Year”). Each Tranche must satisfy a risk-related performance metric based on whether PNC has met or exceeded the common equity Tier 1 capital spot ratio limit as then in effect and applicable to The PNC Financial Services Group, Inc. (“CET1 Ratio”) (which may be on a pro forma fully phased-in basis, if applicable) as set forth in PNC’s Enterprise Capital Management Policy (or any successor policy) and monitored at least quarterly. “PNC” for purposes of this Appendix C as it refers to risk performance-based vesting conditions means the Corporation and its consolidated subsidiaries for financial reporting purposes. 2. Applying the Risk Performance Metric (a) CET1 Ratio Generally. Each Tranche is subject to a risk performance factor based on whether PNC has met or exceeded the CET1 Ratio as of the last day of each Performance Year. The current CET1 Ratio is 7.0%. (b) Determination of Annual CET1 Ratio. As soon as practicable following the end of each Performance Year, PNC will present information to the Committee relating to (i) the CET1 Ratio compared to (ii) the actual CET1 Ratio achieved by PNC with respect to that Performance Year, based on PNC’s publicly reported financial results for the period ending on the applicable end date. Except as

-2- otherwise provided in paragraph 5 in the event of your death or a Change of Control, this will generally be the public release of earnings results for PNC’s fourth quarter that occurs after the year-end measurement date, so that the Committee will be able to make its determination in late January or early February following a Performance Year. • If PNC meets or exceeds the CET1 Ratio for a Performance Year, the risk performance metric is satisfied. • If PNC does not meet the CET1 Ratio for a Performance Year, the applicable Tranche is eligible for forfeiture as determined by the Committee prior to settlement of the Tranche. 3. Risk Performance Review Adjustment In addition, and independent from the CET1 Ratio performance metric described in paragraph 2 above, with respect to each Tranche and prior to the settlement of that Tranche, the Committee has the discretion to conduct a risk performance review relating to a risk-related action of potentially material consequence to PNC. If the Committee exercises its discretion to conduct a risk performance review, the Committee will review and determine if a downward adjustment for risk performance is appropriate for the applicable Tranche. Any determination to conduct a risk performance review will be made shortly after the close of the Performance Year, but no later than the 45th day following the close of the Performance Year, and any required review will be conducted no later than two and a half-months after the close of the Performance Year. 4. Determination of Final Number of RSUs Following the Performance Year, the Committee determines whether to approve the number of RSUs subject to the applicable Tranche, a lower number or zero based on application of the risk performance metric (described in paragraph 2) or any risk-related adjustment resulting from a risk performance review (described in paragraph 3), rounded down to the nearest whole Unit. In no event can the size of the Tranche be greater than 100.00% of the target number of RSUs subject to that Tranche.

-3- 5. Determination of Risk Performance Metric Upon Death or a Change of Control Death Notwithstanding anything to the contrary in this Agreement, if your employment with PNC ceases by reason of your death, or if you die after a termination of employment with PNC due to Disability or Retirement or by reason of an Anticipatory Termination, in any case, prior to a Change of Control or the last Scheduled Vesting Date, then all risk performance-based conditions will be met with respect to the outstanding portion of your Award, unless the date of death occurs after a calendar year but prior to performance-adjustment by the Committee (including a Committee determination made immediately preceding the date of the Change of Control), in which case such Tranche will vest based on actual performance as determined by the Committee. For the avoidance of doubt, in the event of your death following a Change of Control, the risk performance metric for any then-outstanding Tranche will be determined as provided in the “Change of Control” paragraph below. Change of Control Notwithstanding anything to the contrary in this Agreement and subject to your satisfaction of the service- based vesting requirements, any outstanding Tranches for which no performance factors have been determined at the time of a Change of Control will be risk performance- adjusted, as follows: • If a Change of Control occurs after a completed Performance Year, but prior to the Scheduled Vesting Date for that Tranche, the actual CET1 Ratio for that Performance Year will continue to apply to that Tranche, and • For any Performance Year not completed prior to a Change of Control, if the CET1 Ratio was not met as of the quarter-end date immediately preceding the Change of Control (or if the Change of Control falls on a quarter-end date, and such information is available and applicable for such date, the date of the Change of Control), then all remaining Tranches will be forfeited and expire as of the Change of Control. For the avoidance of doubt:

-4- • If the CET1 Ratio was not met as of the applicable quarter-end performance measurement date, the Award will be forfeited by you as of the Change of Control. • Tranches where the CET1 Ratio was met and that remain outstanding will be paid out, without further Dividend Equivalents or any interest, on the Scheduled Vesting Dates (or earlier, in the event of your death) upon your satisfaction of the service- based vesting requirements. 6. Committee Determination The Committee may make prospective adjustments to the Award. All determinations made by the Committee or otherwise by PNC hereunder shall be made in its sole discretion and shall be final, binding and conclusive for all purposes on all parties.

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be signed on its behalf as of the Grant Date. THE PNC FINANCIAL SERVICES GROUP, INC. By: ATTEST: By: ACCEPTED AND AGREED TO by GRANTEE ___________________________________ Grantee